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                                                                    EXHIBIT 23.2

                 [CHERRY, BEKAERT & HOLLAND, L.L.P. LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Georgia-Carolina Bancshares, Inc.


       We consent to the use in this Registration Statement on Form SB-2 of our report dual dated February 6, 1998 and August 24, 1998, relating to the statements of financial condition of Georgia-Carolina Bancshares, Inc. as of December 31, 1997 and December 31, 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                          /s/ Cherry, Bekaert & Holland, L.L.P.


Augusta, Georgia
August 27, 1998